EXHIBIT 99.1

JOINT FILING AGREEMENT

This will confirm the agreement by and among the undersigned that Amendment No. 1 to Schedule 13G filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the shares of Common Stock, par value $1.00 per share, of Hawkeye Acquisition, Inc. (f/k/a Meredith Corporation) (this “Agreement”), is being filed, and all subsequent amendments thereto will be filed, on behalf of each of the persons and entities named below that is named as a reporting person in such filing in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: February 9, 2022

KED MDP Investments, LLC

By:	/s/ Raffaele G. Fazio
Name:	Raffaele G. Fazio
Title:	Assistant Secretary

Koch Equity Development LLC

By:	/s/ Raffaele G. Fazio
Name:	Raffaele G. Fazio
Title:	Assistant Secretary

Koch Investments Group, LLC

By:	/s/ Raffaele G. Fazio
Name:	Raffaele G. Fazio
Title:	Secretary

Koch Investments Group Holdings, LLC

By:	/s/ Raffaele G. Fazio
Name:	Raffaele G. Fazio
Title:	Secretary

Koch Industries, Inc.

By:	/s/ Raffaele G. Fazio
Name:	Raffaele G. Fazio
Title:	Assistant Secretary